Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-172738, 333-187205, 333-203865, 333-211465 and 333-259875 on Form S-8 of our report dated June 19, 2024, relating to the financial statements and supplemental schedules of The Davey 401KSOP and ESOP, appearing in this Annual Report on Form 11-K of The Davey 401KSOP and ESOP for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Cleveland, Ohio
June 19, 2024